Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-256182 on Form F-1 of our report dated March 11, 2021, relating to the financial statements of monday.com Ltd. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

June 8, 2021